Exhibit 99.B(g)(2)

Dated as of:

May 19, 2011

Schedule A
to the
Custody Agreement
Between
The Boston Trust & Walden Funds
(f/k/a The Coventry Group)
and
Boston Trust & Investment Management
(f/k/a United States Trust Company of Boston)

Boston Trust Balanced Fund
Boston Trust Equity Fund
Boston Trust Small Cap Fund
Boston Trust Midcap Fund
Walden Social Balanced Fund
Walden Social Equity Fund
Walden Midcap Fund
Walden Small Cap Innovations Fund

THE BOSTON TRUST & WALDEN FUNDS		BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY

By:	/s/ Lucia Santini	By:	/s/ William Apfel

Name:	Lucia Santini	Name:	William Apfel

Title:	President	Title:	EVP